As filed with the Securities and Exchange Commission on May 8, 2006
Registration No. 333-110484

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
Form S-4
on
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlantic Coast Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7011	54-2131349
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o Sands Hotel and Casino
Indiana Avenue & Brighton Park
Atlantic City, New Jersey 08401
(609) 441-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Denise Barton
Vice President and Chief Financial Officer
c/o Sands Hotel and Casino
Indiana Avenue & Brighton Park
Atlantic City, New Jersey 08401
(609) 441-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel A. Yunis, Esq.
Evan L. Greebel, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8800
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☑
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      Atlantic Coast Entertainment Holdings, Inc., or Atlantic Holdings, is filing this Post Effective Amendment No. 3 to its Registration Statement on Form S-4 (SEC file number 333-110484) filed on Form S-1 to amend Part II of its Post-Effective Amendment No. 2 on Form S-1, which was filed on April 26, 2006, to add additional undertakings to Item 17 in Part II. Atlantic Holdings is not amending either Part I or the other sections of Part II of its Post Effective Amendment No. 2 on Form S-1, but rather is amending Item 17 of Part II of its Post Effective Amendment No. 2 on Form S-1.

Item 17.	Undertakings
      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrations statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 8th day of May, 2006.

Atlantic Coast Entertainment Holdings, Inc.

/s/ Denise Barton
_______________________________________ By: Denise Barton, Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard P. Brown Richard P. Brown	Chief Executive Officer (Principal Executive Officer)	May 8, 2006

/s/ Denise Barton Denise Barton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2006

/s/ Michael L. Ashner* Michael L. Ashner	Director	May 8, 2006

/s/ William A. Leidesdorf* William A. Leidesdorf	Director	May 8, 2006

/s/ James L. Nelson* James L. Nelson	Director	May 8, 2006

/s/ Jack G. Wasserman* Jack G. Wasserman	Director	May 8, 2006

*By:	/s/ Denise Barton
_________________________________________________
Denise Barton, as Attorney-in-Fact

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